Exhibit 10.1

                              Termination Agreement

In relation to the Unincorporated Association Contract ("the Contract," which expression includes the hereinbelow mentioned amendments) executed by and between Minera Santa Rita S. de R. L. de C.V. ("MSR"), represented by Jack Veeder Everett and Roger Austin Newell, on one hand, as the active partner, and Grupo Minero FG S.A. de C.V. ("FG"), represented by Samuel Fraijo Flores, on the other hand, as the silent partner, on February 23 (twenty three) 2002 (two thousand and two), as amended on 15 (fifteen) August 2002 (two thousand and two), 15 (fifteen) January 2003 (two thousand and three), 23 (twenty-three) February 2003 (two thousand and three), and on January 7 (seven), 2004 (two thousand and four), in regards to the development of the "El Chanate" project ("the Project"), comprising certain mining lots, covered by concessions owned or held by Oro de Altar S.A. de C.V., located in the Municipality of Altar, Sonora, MSR and FG agree as follows:

      1. Due to the fact that no financing was obtained at the latest on March 31 (thirty-one), 2004 (two thousand and four), for the execution of Phase IV and, in general, for the development of the Project, and, furthermore, due to the fact that FG and MSR have decided not to make additional contributions, by application of clauses 5 (five) section (C) and 14 (fourteen) section (A) (8) of the Contract, the Contract is deemed terminated and, consequently, without any obligatoriness or efficacy, effective precisely as of and from March 31 (thirty-one), 2004 (two thousand and four) ("the Effective Date"), without obligations and responsibilities other than the ones expressly stipulated in this agreement.

      2. During the life of the Contract, FG invested in Phases I and II of the Project the sum of US$457,455 (four hundred fifty-seven thousand four hundred fifty-five dollars of the United States of America). In consideration of said investment and in consideration of FG's acceptance of the hereinbelow called "Participation Certificate," MSR obligates itself to act as follows:

            A. At the latest within 30 (thirty) calendar days following the Effective Date, MSR shall have the partners who own all of the portions of interest that represent its capital stock affirmatively vote these resolutions:

                  a. An amendment to the pertinent clauses of the bylaws of MSR, so that MSR may issue a certificate of participation ("the Participation Certificate") that, without representing capital stock, confer these rights on its owner:

                        a.1. the right to receive a 5% (five percent) of the profits of each fiscal year of MSR with respect to which the payments of dividends is ordered ("the Fixed Percentage"),

                        a.2.  the right that the Fixed Percentage be
                              non-dilutable by contributions of MSR or of other persons to the capital stock of MSR or for other causes or reasons, and that the rights of the owner of the


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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 2

                              Participation Certificate be not modified without the consent of its owner,

                        a.3. the right to abstain from contributing to the capital stock of MSR and from contributing for the development of the Project, without this abstention causing a dilution of the Fixed Percentage or a modification of the rights of the owner of the Participation Certificate without the owner's consent,

                        a.4. the right to participate in the meetings of the partners of MSR, in the sessions of the Board of Managers of MSR, and in the sessions of the Technical Committee if one is formed in regard to the development and operation of the Project, all of the above with the right to speak but without the right to vote. FG shall keep the information made known to it by reason of its participation in the above meetings and sessions fully confidential, unless it must disclose it by final court or administrative authority order, under penalty of payment of damages and indemnification of losses, without prejudice to other legal remedies that MSR might have in this regard, and

                        a.5. the right to name, at its cost and risk, an auditor commissioned to review MSR financial statements and to determine whether or not the Fixed Percentage was calculated correctly. If FG's auditor fails to formulate and communicate to MSR objections within the 30 (thirty) calendar days following the date on which the payment of dividends has been decreed, the calculation of the Fixed Percentage carried out by MSR shall be deemed correct.

                        The amendment to the bylaws set forth in this section
                        (A) shall also provide as follows in regard to the Participation Certificate:

                        a.6.  only one person may be entitled to own it,

                        a.7. it shall be indivisible, that is, the rights derived from it may not be separated from its ownership and also may not be separated among themselves,

                        a.8. its owner shall not enjoy the right of withdrawal, redemption, reimbursement, amortization or any other that implies the obligation to pay its value by MSR or any of its members, unless MSR or the said members agree to do it,


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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 3

                        a.9. it shall be governed by clause 8th (eighth) of the bylaws of MSR; consequently, among other consequences of the application of the said clause, the members of MSR shall enjoy the right of first refusal to purchase the Participation Certificate,

                        a.10. it shall not give its owner any rights on MSR's
                              assets, goods, rights, or privileges nor on the Project,

                        a.11. it shall not impose on its owner the obligation to
                              be responsible for the losses of the Project or else for the losses of MSR, in any percentage,

                        a.12. it shall not give its owner any participation in
                              the development of the Project nor in the operation or administration of the mine other than the participation expressly set forth in subsections (a.4) and (a.5) of section (A) of this clause 2 (two),

                        a.13. it shall give its owner no assurance or guaranty
                              that the Project and the mine shall ultimately turn out to be profitable or that they shall generate profits or dividends, given the unpredictable nature of all mining businesses, and

                        a.14. it shall not give its owner the right that the
                              Project gets actually executed or carried out or executed or carried out in any of its Phases nor the right that the mine be exploited or operated, for whether or not that will be done will ultimately depend on market, financial, and other circumstances that are not within the MSR's control.

                        For the purposes of subsection (a.1) section (A) of this clause 2 (two), "profits" shall mean those determined pursuant to generally accepted Mexican accounting principles and those MSR's members ordered paid as dividends pursuant to MSR's bylaws, and, in any event, those resulting after payment of taxes, after payment of the employees' share in the business' profits (PTU), after payments of the amounts due by MSR or its affiliates pursuant to an Stock Purchase Option Agreement entered into between AngloGold (Jerritt Canyon) Corp. and AngloGold North America Inc., of the one part, and Leadville Mining & Milling Corporation and Leadville Mining & Milling Holding Corporation, of the other part, on December 15 (fifteen), 2000 (two thousand), of which an authentic copy was attached to the Contract, and after payment of the amounts owing by MSR to whomever finances the development or execution of the Project, if that is the case. This agreement does not affect or modify any of


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

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 4

                        AngloGold (Jerritt Canyon) Corp.'s and AngloGold North America Inc.'s rights under the above Stock Purchase Option Agreement.

                  b. Within the 5 (five) calendar days following the approval of the hereinbefore mentioned bylaws amendment, MSR shall issue and deliver the Participation Certificate to FG and shall have the issuance and delivery entered on the company's corporate books.

            B. At the latest within 30 (thirty) calendar days following the Effective Date, MSR shall have Capital Gold Corporation ("CGC") shall issue for the benefit of and deliver to FG 2,000,000 (two million) shares of its capital stock ("the CGC Shares"), non transferable before the lapse of 1 (one) year, from the date they are delivered to FG, and subject to the regulations of the Securities and Exchange Commission of the United States of America. In order for that issuance and delivery to be possible and lawful pursuant to the laws and provisions that govern the CGC Shares, FG shall expeditiously sign and deliver to CGC or to the said Securities and Exchange Commission, such documents and information as may be required from it. In addition, with respect to the acquisition of the CGC Shares, FG makes the representations and warranties set forth in the attached Exhibit hereto.

            C. MSR shall give FG the right of first refusal to carry out the works and render the construction services called for by the construction of the Project, on equal terms in relation to other bidders regarding prices, times, qualities, guaranties, and other conditions, as specified by MSR in its requests for bids. This rule may suffer exceptions if whoever finances the development or execution of the Project determines that the above construction works or services be carried out or rendered by company or companies other than FG. The construction of the said works and the rendering of those construction services by FG, to be carried out pursuant to contracts hereinafter called "the Works Contracts," shall not turn FG into an industrial partner of MSR or of the Project, or of both. MSR shall not disclose to other bidders FG's bids or offers, unless it must disclose them by final court or administrative authority order, under penalty of payment of damages and indemnification of losses, without prejudice to other legal remedies that FG might have in this regard

      3. During the term of the Contract, FG failed to contribute the sum of US$126,144 (one hundred twenty-six thousand one hundred forty-four dollars of the United States of America) for the execution of Phase II of the Project, which sum had to be contributed by MSR, with its own funds or with funds borrowed from third parties. MSR irrevocably forgives FG the payment of the above amount, likewise as consideration of FG's acceptance of the Participation Certificate.


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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 5

      4. Each party shall pay the taxes which, as the case may be, are to be due by it in connection with the making of this agreement and in connection with the discharging of its obligations and the exercising of its rights hereunder, without being entitled to reimbursement, compensation, or apportionment of any kind whatsoever, and each party shall hold the other party and its shareholders, affiliates, subsidiaries, directors, attorneys in fact, employees, and consultants, free and clear of claims, assessments, auditings, proceedings, and charges relating to the taxes due by it, and each party shall pay or reimburse to the other party or any of its shareholders, affiliates, subsidiaries, directors, attorneys in fact, employees, and consultants, the reasonable attorneys' and accountants' fees and court fees and expenses that the other party had to pay to defend from any such claims, assessments, auditings, proceedings, and charges.

      5. At the latest within 30 (thirty) calendar days following the Effective Date, FG shall deliver to MSR all the maps, calculations, assay results, and documents in general in its possession relating to the Project, generated by FG, by MSR, or by any other persons, and the discharging of this obligation shall not give FG a right to receive any additional payment coming from MSR or from any other person.

      6. At the latest within 30 (thirty) calendar days following the Effective Date, FG shall assign or otherwise transfer to MSR all the permits, licenses, consents, or authorizations, regardless of the name the laws or regulations give them, which, if that was the case, FG had applied for and obtained in its name in connection with the execution or development of the Project if the said permits, licenses, consents, or authorizations are assignable or transferable. FG hereby shall be deemed giving its irrevocable consent for the cancellation or deprival of effects of the said permits, licenses, consents, or authorizations in the event such consent were necessary for the same, or any of them, to be issued or re-issued in the name of MSR, and the granting of such consent shall not give FG a right to receive any additional payment coming from MSR or from any other person.

      7. As between FG and CGC there has not been and there will not be any legal or business relationship of any kind different from the one that there will exist derived from the ownership of the CGC Shares by FG. Additionally, nothing of what has been agreed upon in this agreement turns or shall turn CGC into a party of this agreement, a member, partner, silent partner, or active partner of FG, or MSR's joint and several obligor, in any manner whatsoever, or gives or shall give FG right or action of any kind as against CGC different from the ones that shall derive to FG from its ownership of the CGC Shares, and FG and CGC shall refrain from affirming that between them there is a legal or business


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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 6

            relationship different from the one to exist as a result of the ownership of the CGC Shares.

      8. Once MSR gets CGC to issue and deliver to FG the CGC Shares, MSR's obligations relating to the CGC Shares shall terminate, and there shall be no other obligation on MSR to perform in connection with the CGG Shares. Consequently, among other consequences of the said termination, FG shall hold MSR and its shareholders, affiliates, subsidiaries, directors, attorneys in fact, employees, and consultants, free and clear of complaints, claims, proceedings, accusations, and charges relating to the CGC Shares, and FG shall pay or reimburse to MSR and its shareholders, affiliates, subsidiaries, directors, attorneys in fact, employees, and consultants, the reasonable attorneys' and accountants' fees and court fees and expenses that MSR and any of its shareholders, affiliates, subsidiaries, directors, attorneys in fact, employees, and consultants, had to pay to defend from any such complaints, claims, proceedings, accusations, and charges.

      9. As of and from the Effective Date, the only legal and business relationships that shall exist as between MSR and FG shall be those derived from this agreement, from the Participation Certificate, and from the Works Contracts, if any, that MSR enters into with FG pursuant to section (C) of clause 2 (two) hereof. Consequently, nothing of what has been agreed upon in this agreement or to be agreed upon in the Works Contracts or the issuance and delivery of the Participation Certificate shall turn FG into a member, partner, silent partner, or active partner of MSR, or gives or shall give FG right or action of any kind as against MSR different from the ones that shall derive to FG from this agreement, from the Participation Certificate, or from the Works Contracts.

      10. The employees and consultants of FG shall continue to be FG's employees and consultants, notwithstanding that FG had employed them in activities relating with the execution or development of the Project, and the employees and consultants of MSR shall continue to be MSR's employees and consultants, notwithstanding that MSR had employed them in activities relating with the execution or development of the Project. Consequently, among other consequences ensuing from this clause, the employees and consultants of one party shall not be deemed employees and consultants of the other party and no employer substitution of any kind shall take place as regards the employees of both parties. Neither FG nor MSR assume or shall assume any labor-law related obligations, the tax obligations, the social security obligations, and of any other kind whatsoever relating to the employees and consultants that the other party had employed in activities relating to the execution or development of the Project, whether or not the party had hired or paid them with the other party's consent and within the framework of the Contract.


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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 7

      11. This agreement substitutes, terminates, and makes ineffectual any verbal or written discussions, negotiations, communications, or understandings previous or contemporaneous to the Effective Date. There has not been, there are no, and there shall be no verbal accord, arrangement, or understanding that modify, substitute, supersede, novate, or terminate this agreement nor the acts derived or to be derived from the same. All modifications to this agreement and to the acts derived from it must be agreed in writing and signed by both parties, and they shall not bind without that formality being fulfilled.

      12. Each party hereto undertakes to sign and deliver in an expeditious manner to the other party or to the competent authorities any other documents or agreements or communications conducive to the achievement of the goals and the realizations of the provisions agreed herein, all of the above in this clause in MSR's exclusive discretion.

      13. FG and MSR shall take all the steps deemed convenient or necessary for the dissolution and liquidation of the unincorporated association created by the Contract. The fees, expenses, and costs associated with the dissolution and liquidation of the unincorporated association shall be paid in a 95% (ninety-five percent) by MSR and in a 5% (five percent) by FG, without entitlement to reimbursement, compensation, or apportionment of any kind whatsoever.

      14. MSR shall not undertake a mining project other than the Project, without prejudice to MSR's rights to abandon one or more of the claims encompassed in the Project and to add claims to it, or to regroup claims, and without prejudice to MSR's rights pursuant to the Mining Law and its Regulation.

      15. All notices, notifications, or communications given or due to be given in regard to this agreement and the acts derived therefrom shall be delivered or sent to the following addresses, unless the parties indicate others at least 15 (fifteen) calendar days in advance of the date in which the change of domicile is meant to take effect:

            (A) If they are for MSR:

            Minera Santa Rita S. de R. L. de C.V.
            76 Beaver Street
            Suite 500
            New York NY 10005
            U.S.A.

            To the attention of: Jack Veeder Everett and Roger Austin Newell


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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 8

            With copy for: Eduardo Robles Elias o Jose Joaquin Cabrera Ochoa, Boulevard Hidalgo 64, Colonia Centenario, Hermosillo, Sonora 83260

            (B) If they are for FG:

            Grupo Minero FG S.A. de C.V.
            Calle del Cobre 91
            Entre Calle del Yeso y Los Nogales
            Hermosillo, Sonora 83299

            To the attention of: Samuel Fraijo Flores

            With copy for: Daniel Gutierrez Perez, Calle del Cobre 91, entre Calle del Yeso y Los Nogales, Hermosillo, Sonora 83299

            Unless otherwise agreed in this agreement, the notices, notifications, or communications referred to in this clause shall take affect on the business day immediately following the day on which they have effectively been received or delivered to the other party (even if a copy of the notice, notification, or communication has not been sent or delivered to the persons to whom they must be copied), at the above indicated addresses, to the party to which they were directed or to any employee, director, officer, or to any individual of age who resides in the domicile of the party's agent. If the post is used, the notices, communications, and notifications shall always be sent by registered mail, return receipt requested.

      16. All the controversies or disputes that arise between MSR and FG in regard to this agreement, to the Works Contracts, and to the Participation Certificate shall be settled or resolved by a competent judge sitting in Hermosillo, Sonora, pursuant to the applicable Mexican substantive and procedural laws, for which MSR and FG waive the jurisdiction and venue of any other judges or tribunals that may be indicated by reason of territory, address, main location where they carry out their businesses, and other similar reasons or circumstances.

      17. As a consequence of what has been agreed herein, each party hereto grants to the other party irrevocable payment receipt and releasing settlement as regards all its obligations stemming from the Contract, effective as of the Effective Date.

      18. This agreement may be signed in English and in Spanish, but the Spanish version shall prevail in case of discrepancy. An exception to the preceding rule shall be the stipulations and definitions contained in the Exhibit hereto, which


                                      -8-
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Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 9

            shall also be signed in English and in Spanish, and whose English version shall prevail in case of discrepancy.

      19. Any of the parties hereto shall be entitled to have this agreement formalized by a Notary Public's instrument and registered with the Public Commerce Registry, on its own behalf and in the name and on behalf of the other party, in which case the fees, expenses, and registration fees shall be on the party that performs those actions, without being entitled to reimbursement, compensation, or apportionment of any kind whatsoever. The right and the representation agreed upon in this clause shall be deemed irrevocable.

      20. This agreement has neither been negotiated nor signed under the influence or determination of fraud, bad faith, violence, unlawfulness, overreaching, mistake, reverential fear, or inability or under any other defect of the will or of the consent.

Well informed as to the legal reach and scope of this agreement, the parties sign it in full conformity and make it binding in all legal respects in 4 (four) original copies, each of which shall be considered an original and shall be equally valid, in Hermosillo, Sonora, the representative of FG on April 6 (six), 2004 (two thousand and four), and in the United States of America the representatives of MSR on April 8 (eight), 2004 (two thousand and four), but effective as of and from the Effective Date.

                        For Grupo Minero FG S.A. de C.V.


                             -----------------------
                              Samuel Fraijo Flores,
                               Sole Administrator

                Witness to the execution by Samuel Fraijo Flores:


                            ------------------------
                            Daniel Gutierrez Cibrian

                    For Minera Santa Rita S. de R. L. de C.V.


                  --------------------------------------------
                  Jack Veeder Everett and Roger Austin Newell,
                                Attorneys in fact

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 10

                          Witnesses to the execution by
                   Jack Veeder Everett and Roger Austin Newell

                          ----------------------------

Exhibit
    to the Termination Agreement entered into between Minera Santa Rita S. de
    R. L. de C.V., of the one part, and Grupo Minero FG S.A. de C.V. ("FG"), of the other part, effective as of and from March 31, 2004

a. Investment Purpose . FG is acquiring the CGC Shares, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the United States Securities Act of 1933, as amended (the "1933 Act").

b. Accredited Investor Status . FG is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act and was not organized for the specific purpose of acquiring the shares.

                                   Traduccion

a. Objeto de la Inversion. FG adquiere las Acciones CGC por su cuenta solo para fines de inversion y sin miras a la venta o distribucion publica de las mismas y sin miras a la reventa relacionada con dicha venta o distribucion publica, salvo que fuese de conformidad con una venta registrada o exenta en los terminos de la Ley de Valores de los Estados Unidos de America de 1933, segun ha sido modificada (la "Ley de 1933").

b. Calidad de Inversionista Acreditado. FG es un "inversionista acreditado" tal como se define dicho termino en la Norma 501(a)(3) del Reglamento D de la Ley de 1933 Act y no fue constituido con el objeto especifico de adquirir las acciones.


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